Exhibit 10.6

INDIVIDUAL REAFFIRMATION AND RATIFICATION AGREEMENT

August 22, 2006

Laurus Master Fund, Ltd.
c/o Laurus Capital Management LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

Reference is made to (a) the Limited Guaranty, dated as of January 30, 2006 (as amended, restated, modified or supplemented from time to time, the “Nazem Guaranty”), entered into by Fred F. Nazem in favor of Laurus Master Fund, Ltd. (“Laurus”), (b) the Limited Guaranty, dated as of January 30, 2006 (as amended, restated, modified or supplemented from time to time, the “Flood Guaranty”), entered into by John H. Flood III in favor of Laurus, (c) the Limited Guaranty, dated as of January 30, 2006 (as amended, restated, modified or supplemented from time to time, the “Diamond Guaranty”), entered into by Jack Diamond in favor of Laurus, (d) the Limited Guaranty, dated as of January 30, 2006 (as amended, restated, modified or supplemented from time to time, the “C. Moody Guaranty”), entered into by Christopher Moody in favor of Laurus and (e) the Limited Guaranty, dated as of January 30, 2006 (as amended, restated, modified or supplemented from time to time, the “N. Moody Guaranty”), entered into by Neil Moody in favor of Laurus (the Nazem Guaranty, the Flood Guaranty, the Diamond Guaranty, the C. Moody Guaranty and the N. Moody Guaranty, each an “Existing Guaranty” and collectively, the “Existing Guaranties”).

In consideration for the loan made by Laurus to Flagship Patient Advocates, Inc. (f/k/a Flagship Healthcare Management, Inc.), a Delaware corporation (“Flagship”), pursuant to an Amended and Restated Securities Purchase Agreement, dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Purchase Agreement”) among Patients & Physicians, Inc. (f/k/a Finity Holdings, Inc.), a Delaware corporation (“Patients”), Flagship and Laurus, under which loans the undersigned has derived or expects to derive a financial advantage, each of the undersigned hereby:

(a)  represents and warrants to Laurus that he has reviewed and approved the terms and provisions of the Purchase Agreement and the Related Agreements (as defined in the Purchase Agreement; such Related Agreements collectively with the Purchase Agreement, the “August 2006 Agreements”);

(b)  acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Guaranty to which he is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the August 2006 Agreements;

(c)  acknowledges, ratifies and confirms that (i) the defined term “Obligations” under the Existing Guaranty to which he is a party includes, without limitation, all obligations and liabilities of each of Flagship and Patients under the August 2006 Agreements (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the “Obligations”), (ii) all of the Obligations are secured by his Security Interest Grant (as defined below) and (iii) all of the Obligations benefit directly from the Existing Guaranty to which he is a party;

(d)  acknowledges and confirms that (i) the occurrence of an Event of Default under any of the August 2006 Agreements shall constitute an event of default under the Existing Guaranty to which he is a party and (ii) the occurrence of an event of default under the Existing Guaranty to which he is a party shall constitute an Event of Default under the August 2006 Agreements;

(e)  represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under the Existing Guaranty to which he is a party;

(f)  acknowledges, ratifies and confirms (i) his grant to Laurus of a security interest and lien in the assets more specifically set forth in the Existing Guaranty to which he is a party (the “Security Interest Grant”) and (ii) that his Security Interest Grant (A) shall not be impaired, limited or affected in any manner whatsoever by the effectiveness of the August 2006 Agreements and (B) secures all Obligations; and

(g)  releases, remises, acquits and forever discharges Laurus and Laurus’ employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Reaffirmation and Ratification Agreement, the Existing Guaranty to which he is a party, the August 2006 Agreements and any other document, instrument or agreement made by him in favor of Laurus.

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This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

  /S/ Fred F. Nazem
FRED F. NAZEM

Address: 44 E. 73rd Street
New York, NY 10021
Telephone No.: 212-570-6757
Facsimile No.: 212-340-9101

  /S/ John H. Flood III
JOHN H. FLOOD III

Address:431 Hillside Ave.
Westfield, NJ 07090
Telephone No.: 908-303-5776
Facsimile No.: 212-499-2301

  /S/ Jack Diamond
JACK DIAMOND

Address:
c/o Brennan, Manna & Diamond
75 East Market
Akron, OH 44308
Telephone No.: 330-253-1820
Facsimile No.: 330-253-1824

  /S/ Christopher Moody
CHRISTOPHER MOODY

Address: 1618 Main Street
Sarasota, FL 34236
Telephone No.: 941-366-0975
Facsimile No.: 941-365-7612

  /S/ Neil Moody
NEIL MOODY

Address: 1618 Main Street
Sarasota, FL 34236
Telephone No.: 941-366-0975
Facsimile No.: 941-365-7612

ACCEPTED AND AGREED TO:

LAURUS MASTER FUND, LTD.

By:  /S/ David Grin
Name: David Grin
Title: Director